Exhibit 99.1

Allegiant Travel Company (NASDAQ: ALGT) September 2009

Notice on Forward Looking Statements This presentation as well as oral statements made by officers or directors of Allegiant Travel Company, its advisors and affiliates (collectively or separately, the "Company") will contain forward-looking statements that are only predictions and involve risks and uncertainties. Forward-looking statements may include, among others, references to future performance and any comments about our strategic plans. There are many risk factors that could prevent us from achieving our goals and cause the underlying assumptions of these forward-looking statements, and our actual results, to differ materially from those expressed in, or implied by, our forward-looking statements. These risk factors and others are more fully discussed in our filings with the Securities and Exchange Commission. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The Company cautions users of this presentation not to place undue reliance on forward looking statements, which may be based on assumptions and anticipated events that do not materialize.

Highlights $mm Highly profitable 2Q09 25% pre-tax margin Profitable last 26 quarters(1) Profitable every quarter of 2008 achieved without fuel hedges High growth: 2Q09 capacity up by 25% y/y Very strong balance sheet More cash than debt Ample liquidity Strong free cash flow Revenue Pre-tax Profit Pre-tax Margin Excluding non-cash mark-to-market hedge adjustments and 4Q06 one-time tax adjustment (1)

A Travel Company Nonstop, low-frequency service from small US cities to large leisure destinations, including significant third party sales (hotel/car/etc) Routes typically start with 2 flights/week Most routes never had service before; almost no direct competition ~60 smaller cities, ranging in population from ~50K to over ½ MM Leisure destinations such as: Las Vegas (casinos) Orlando (Mickey Mouse, other amusement parks) Phoenix-Mesa (warm weather, golf) Tampa Bay (Gulf of Mexico beaches) Southern California (Hollywood, Mickey Mouse, etc) Ft. Lauderdale (Miami – sun, sand & South Beach) ~100% leisure customers; vacation or VFR (visiting friends & relatives) Something different from all other US carriers

Nationwide Network Published(1) November 30, 2009 schedule: 69 cities, 133 routes, 45 operating aircraft 1) As of September 14, 2009

Growth Current fleet, strategy: 15% CAGR over the next five years Over 300 more potential routes in the US, Canada, Mexico & Caribbean Further growth possible with additional fleet type to access markets such as longer-haul (including Hawaii) short-runway airports ASMs (bn) Large unaddressed market

Best Costs Cost / pax vs. stage length (1) Cost / pax, ex-fuel vs. stage length (1) Cost leader among U.S. carriers Special charges and other one-time items are excluded $86 $51 (1)

Low Cost Drivers Aircraft, efficiency, distribution Single fleet type: MD-80, low acquisition costs (~$4MM per), avoid flying when we can’t make money (low utilization, 6.3 hrs/day 2009E) Simplified, highly efficient product – one class, no connections Cost-based scheduling, e.g. aircraft/crew return to base every night Labor efficiencies – 35 full-time equivalent employees per aircraft Small city airports are more efficient with lower costs Smaller cities have inexpensive media markets – cheap to advertise Direct distribution – closed system, no GDS or OTA involvement

Industry Leading RASM (1) Data for LTM ended 6/30/2009 Minimal direct competition Capacity management – provide service when we can make money Focus on high loads World-class ancillary revenue Demonstrated pricing power Total system RASM (1) Source: Company filings (¢)

Minimal Direct Competition Head-to-head competition on only five of 133 routes(1) Other airlines appear to see us as an annoyance, not a threat (1) As of September 30, 2009, according to published schedules

Low fixed costs enable very flexible capacity management Highly Adaptable 2008 2007 2009 July 2008 peak fuel prices Avg. daily scheduled flights by month(1) (1) Published capacity schedules Frequency variation within months Winter 2009 weak economy, higher fuel prices

Pricing for Load

Attract potential customers to our website

- We capacity plan (over long-term) & revenue plan (in short-term) to hit ~90% load factor
  - Leisure customers are flexible, and we fly only when there's sufficient leisure demand, making ~90% load factors feasible
  - $30+/pax ancillary incents us to run high load factors
  - High load factors also drive down cost/passenger
- We price to get potential customers to invest in transaction
  - High load factors and high ancillary revenues permit low base fares
  - Low base fares generate consumer interest
  - Demand elasticity almost solely with respect to base fares allegiant

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Ancillary Revenue

Charging extra for the extras

- Third party products
  - Hotels
  - Car rentals
  - Shuttle bus transfers
  - Show tickets
  - Theme park tickets
  - VIP night club access

Ancillary revenue / passenger (1)(2)


Ryanair
$13.53
ALGT
$32.36
0
10
20
30
40

- Unbundling the traditional product
  - Convenience fee ($14.00/pax; use of web site)
  - Assigned seat ($5-25/seg.)
  - Priority boarding ($5-8.50/seg.)
  - Checked bag ($15-$20/bag/seg.)
  - TripFlex ($7.50+/seg.; flexibility)
  - Booking fee ($10/seg.; call center)
  - On-board sales

Source: Company financials

(1) The average exchange rate for LTM ending 6/30/2009 used to convert Ryanair figure into USD
(2) Represents 2Q09 ancillary revenue per scheduled passenger for Allegiant and quarter-ended June 30, 2009 ancillary revenue per passenger for Ryanair

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Industry-Leading Margins Source: Company filings 1) LTM 3/31/2009 2) Average of AMR, CAL, DAL, LCC & UAUA margins (%) LTM ended 6/30/09 pre-tax margins

(1) All data based on reported LTM ending 6/30/2009 (2) Quarter-end adjusted debt equals total debt plus LTM aircraft rent capitalized at 7.0x; Adjusted net debt equals adjusted debt less unrestricted cash and short-term investments (3) End of the period data; includes aircraft on capital leases and owned aircraft on lease to third parties (4) LTM 3/31/2009 (5) Average of AMR, CAL, DAL, LCC & UAUA ratios Cash, debt & fleet growth 2Q09 adjusted net debt/LTM revenues(1)(2) Source: Company financials Total Debt Cash & Short-Term Investments Owned Aircraft 22 28 41 42 ($MM) Strong Balance Sheet (3)

Ryanair Similarities: Cost-focused (e.g. aircraft/crews overnight at bases) Non-stop service only High ancillary revenues, high profitability, excellent balance sheets Modest aircraft utilization Differences: We largely fly passengers from small cities to large leisure destination We have very little competition and much smaller cities We fly the MD-80 We have direct hotel relationships, higher ancillary revenues We own our GDS, key to ancillary revenue strategy We use less colorful language, at least in public An inspiration, not a template

Allegiant Travel Company (NASDAQ: ALGT) September 2009